FOLEY & LARDNER

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LOS ANGELES                                                     WASHINGTON, D.C.
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MILWAUKEE
                                                            CLIENT/MATTER NUMBER
                                                                     060587-0106

                            October 31, 2001

FMI Mutual Funds, Inc.
225 East Mason Street
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

      We have acted as counsel for you in connection with the preparation of an amendment to your Registration Statement on Form N-1A (the "Amended Registration") relating to the sale by you of an indefinite amount of FMI Mutual Funds, Inc. Common Stock, par value $0.01 per share (the "Stock"), in the manner set forth in the Amended Registration. In this connection, we have examined: (a) the Amended Registration; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

      Based upon the foregoing, we are of the opinion that the Stock when sold as contemplated in the Amended Registration will be legally issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law).

      We hereby consent to the use of this opinion as an exhibit to the Amended Registration. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                       Very truly yours,

                                        /s/ Foley & Lardner

                                       FOLEY & LARDNER